UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2017

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code  310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On April 12, 2017, Dr. Yutaka Niihara, Chief Executive Officer and Chairman of the Board of Directors of Emmaus Life Sciences, Inc. (the “Company”) submitted a letter of resignation  (the “Letter of Resignation”) as a director and the chairman of the board of directors of Generex Biotechnology Corporation (“Generex”). The resignation was tendered at the request of the board of directors of the Company in connection with the Company’s entering into detailed negotiations with Generex of a definitive agreement under the Letter of Intent dated January 16, 2017, as amended, that was previously entered into between the Company and Generex.

The foregoing description of the Letter of Resignation is not complete and is qualified in its entirety by reference to the Letter of Resignation, which is filed as Exhibit 99.1 to this report and incorporated herein by reference. The Letter of Resignation, and the foregoing description of the LOI, have been included to provide investors and our stockholders with information regarding the terms of the Letter of Resignation.

The information furnished under this Item 8.01 shall not be deemed filed with the U.S. Securities and Exchange commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in Exhibit 99.1 shall not be incorporated by reference into any filing we make regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation dated April 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: April 18, 2017

	By:	/s/ Yutaka Niihara
	Name:	Yutaka Niihara, M.D., MPH
	Title:	Chairman and Chief Executive Officer